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                                                                 Exhibit 10.2.36
                       RESTRICTED STOCK PURCHASE AGREEMENT

                               -------------------

                                November 25, 1996
                               -------------------



NEOPROBE CORPORATION, a Delaware corporation having its principal place of business at 425 Metro Place North, Suite 400, Dublin, Ohio 43017-1367 (the "Company"); and

JOSEPH R. BIANCHINE, M.D., PH.D., an individual who resides at ________,
           Columbus, Ohio 432__ (the "Executive")

agree as follows:

                                    PREAMBLE

1. The Executive is an executive officer of the Company who is employed by the Company pursuant to a letter agreement dated July 19, 1996, which he accepted on July 24, 1996.

2. Pursuant to the terms of the letter agreement, the Company wishes to offer the Executive an opportunity to purchase 10,000 shares of its common stock, par value $.001 per share ("Common Stock").

3. The fair market value of the Common Stock is demonstrated by the closing price on the NASDAQ National Market System of such securities on July 24, 1996, which was $12.125.

4. The Executive and the Company intend that the transactions provided for in this Agreement will be governed by the provisions of Section 83(a) of the Internal Revenue Code of 1986.

                                      TERMS

     Section 1. PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, the Executive hereby subscribes for and agrees to purchase Ten Thousand (10,000) shares of Common Stock (the "Restricted Stock") for and in consideration of a payment to the Company by the Executive of one thousandths of a dollar ($.001) per share. Concurrently with the execution of this Agreement, the Executive has delivered to the Company his check drawn on sufficient funds and payable to the order of the Company in the amount of Ten Dollars ($10.00) receipt of which is acknowledged by the Company. The Executive agrees to deliver to the President of the Company any certificates representing the Restricted Stock together with stock powers duly endorsed in blank promptly upon receipt thereof from the transfer agent of the Company.

     Section 2. TRANSFER RESTRICTIONS.

     (a) In consideration of the difference between the purchase price of the Restricted Stock set forth in Section 1 above and its fair market value without the restrictions and risk of forfeiture set forth herein, the Executive agrees that unless and until the Restricted Stock vests and becomes transferable as provided in Section 4 below, the Executive may neither transfer, sell, assign nor pledge any of the Restricted Stock.




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     (b) The Executive understands the Restricted Stock has not been registered under the Securities Act of 1933 on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof, but the Company's reliance on such exemption is predicated on the Executive's representations set forth in this Section 2 and that in order to obtain such exemption, the transfer of such securities is restricted by this paragraph and the legend set forth below. The Executive will not offer for sale, sell or otherwise transfer any Restricted Stock, even after it has vested and has become transferable under Section 4 below, unless such securities have been registered under the Securities Act of 1933 or such securities or their offer, sale or transfer are exempt from such registration and the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to that effect.

     (c) Any certificate representing any Restricted Stock issued hereunder shall bear the following legend in larger or other contrasting type or color:

         The transfer of these securities is restricted by, and such securities are subject to a risk of forfeiture, under a Restricted Stock Purchase Agreement between the registered owner hereof and the issuer dated November 21, 1996. These securities have not been registered under the Securities Act of 1933. These securities may not be offered for sale, sold or otherwise transferred unless they are registered under the Securities Act of 1933 or they or such offer, sale or transfer are exempt from such registration and the issuer has received an opinion of counsel reasonably satisfactory to the issuer, in form and substance, to that effect.

     (d) The Executive is purchasing the Restricted Stock for his own account and not for other persons and for investment and not with a view to the distribution of any of the Restricted Stock. The Executive understands that no market may exist for the resale of the Restricted Stock.

     (e) The Executive has been furnished with the Company's Prospectus dated April 2, 1996, its subsequent quarterly reports to the Securities and Exchange Commission, its 1995 Annual Report to Stockholders and the Proxy Statement for its 1996 Annual Meeting of Stockholders. The Executive has had an opportunity to ask questions and receive answers from the Company regarding those documents, the terms and conditions of the offering of the Restricted Stock and the business, properties, financial condition and prospects of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Executive.

     (f) The Executive is not purchasing Restricted Stock as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees, including the Executive, had been invited by any general advertising or general solicitation.

     (g) The Executive has such knowledge and experience in financial and business matters that he, together with his purchaser representatives (if any), is capable of evaluating the merits and risks of investing in the Restricted Stock. The Executive has determined that the Restricted Stock is a suitable investment for him and that he could bear the complete loss of his investment in the Restricted Stock.

     Section 3. FORFEITURE. The Executive will forfeit the Restricted Stock purchased by him under this Agreement if it has not vested and become transferable on the earliest of (i) the termination of his employment with the Company, whether by death, disability, discharge (with or without cause) or resignation; or (ii) January 7, 1997. Upon the occurrence of such forfeiture all of the Executive's right, title and interest in and to any shares of Restricted Stock which have been forfeited shall be terminated; the Company shall cause the certificates representing the forfeited shares to be canceled or transferred free and clear of all restrictions to its treasury and the Company shall pay to the Executive one thousandths of a dollar ($.001) per share for each share so forfeited.

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     Section 4. VESTING PROVISIONS. If the Restricted Stock has not previously been forfeited under Section 3 above, it shall vest and become transferable on January 6, 1997, if, and only if, the Executive has been an employee of the Company continuously during the time beginning on the date of this Agreement and ending on January 3, 1997. When the Restricted Stock vests and becomes transferable, the Company shall promptly deliver a certificate (free of all adverse claims and transfer restrictions other than the restrictions imposed by paragraphs (b) and (c) of Section 2 above) representing the Restricted Stock to the Executive at his address given above and such shares shall no longer be subject to a risk of forfeiture under Section 3 above.

     Section 5. WITHHOLDING. The Company is required to withhold federal, state, or local taxes on any compensation income realized by the Executive upon the vesting of the Restricted Stock. If the Company is required to withhold any such taxes as a result of the vesting of the Restricted Stock, the Executive shall provide the Company with cash funds equal to the total federal, state, and local taxes required to be withheld, or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its reasonable discretion.

     Section 6. RIGHTS; STOCK DIVIDENDS. Except for the restrictions on transfer set forth in Section 2 and the possibility of forfeiture set forth in Section 3, upon the issuance of a certificate representing shares of Restricted Stock, the Executive will have all other rights in such shares, including the right to vote such shares and receive dividends other than dividends on or distributions of shares of any class of stock issued by the Company which dividends or distributions shall be delivered to the Company under the same restrictions on transfer and possibility of forfeitures as the shares of Restricted Stock from which they derive.

     Section 7. EFFECT ON EMPLOYMENT. This Agreement does not create any right of the Executive to be employed by the Company nor does it create any obligation on the part of the Company to refrain from terminating the employment of the Executive.

     Section 8. MISCELLANEOUS. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or termination is sought. The Executive may not transfer or assign any of his rights under this Agreement. If any one or more provisions of this Agreement shall be found to be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.


                                   SIGNATURES

                                               /s/ Joseph R. Bianchine
                                               -------------------------------
                                               Joseph R. Bianchine, M.D. Ph.D.

                                               NEOPROBE CORPORATION
                                               By:  David C. Bupp
                                               -------------------------------
                                                       David C. Bupp, President


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                AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT

                            ------------------------

                                 January 2, 1997
                            ------------------------

NEOPROBE CORPORATION, a Delaware corporation having its principal place of business at 425 Metro Place North, Suite 400, Dublin, Ohio 43017-1367 (the "Company"); and

JOSEPH R. BIANCHINE, M.D., PH.D., an individual who resides at ______________, Columbus, Ohio 432___ (the "Executive")

agree as follows:

                                 P R E A M B L E

1. The Executive is an executive officer of the Company who is employed by the Company.

2. Pursuant to the terms of his employment, Executive entered into a Restricted Stock Purchase Agreement with the Company dated November 25, 1996 (the "Agreement").

3. The Executive and the Company desire to amend the Agreement to provide for the registration of the shares to be purchased under the Agreement (the "Restricted Stock") and defer the vesting of such shares until February 14, 1997.

                                    T E R M S

     The Agreement is hereby amended as follows:

     Section 1. REGISTRATION. Notwithstanding anything in the Agreement to the contrary, the Company will use commercially reasonable efforts to register the Restricted Stock under the Securities Act of 1933 by filing a registration statement on Form S-8 with the Securities and Exchange Commission. When such registration statement becomes effective and the Restricted Stock vests, the Company will issue the certificate representing the shares of Restricted Stock without the restrictive legend described in Section 2 of the Agreement.

     Section 2. VESTING. Notwithstanding anything in the Agreement to the contrary, unless forfeited, the Restricted Stock shall vest on February 14, 1997, instead of January 7, 1997.

                               S I G N A T U R E S

                              NEOPROBE CORPORATION

                                              By:          /s/ David Bupp
                                                     ------------------------
                                                     David C. Bupp, President
   /s/ Joseph R. Bianchine
---------------------------------
Joseph R. Bianchine, M.D., Ph.D.


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